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                                 Exhibit (e)(5)

                            VAN LIEW SECURITIES INC.

                                 SALES AGREEMENT

                           OCEAN STATE TAX-EXEMPT FUND

                       (for use with investment advisers)



From:

To:           Van Liew Securities Inc.
              One Regency Plaza
              Providence, Rhode Island 02903

Gentlemen:

         We desire to enter into an agreement with you for sale and distribution of the Shares (the "Shares") of Ocean State Tax-Exempt Fund (the "Fund"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of the Shares of the Fund.

         1. We understand that the Shares of the Fund will be offered and sold at the current offering price in effect as set forth in the Fund's then current Prospectus (which term as used herein includes any related statement of additional information). All purchase requests and applications submitted by us are subject to acceptance or rejection as set forth in the Fund's current Prospectus.

         2. We certify that we are an investment adviser, registered either (a) with the Securities and Exchange Commission under the Investment Advisers Act of 1940 or (b) registered under relevant state statutes, as applicable; we furthermore undertake to maintain such registrations. You certify that you are a broker-dealer, registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, registered with the National Association of Securities Dealers, Inc., and registered under relevant state statutes; you furthermore undertake to maintain such registrations. We further agree to comply with all applicable State and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will sell or offer for sale Shares of the Fund only in those states or jurisdictions whose laws permit the offers or sales in question whether or not such permission is dependent on registration or qualification of the Fund or its Shares under such laws.

         3. We will offer and sell the Shares of the Fund only in accordance with the terms and conditions of the then current Prospectus for each class of Shares of the Fund and we will make no representations not included in said Prospectus or any authorized supplemental material supplied by you. In no transaction where we make Shares of the Fund available to our clients shall we have any authority to act as agent for the Fund. The clients in question are for all purposes our clients and not your clients. However, you will be responsible for


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mailing the Fund's then current Prospectus (not including the related Statement of Additional Information) with the confirmations. You will clear transactions for each of our clients only upon our authorization, it being understood in all cases that (i) we are acting as agent for the client, (ii) the transactions are without recourse against us by the client, (iii) our client will have full beneficial ownership of the Shares, and (iv) each transaction is for the account of the client and not for our account. We will use our best efforts in the development and promotion of sales of Shares of the Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you and/or the Fund harmless and indemnify you and/or the Fund in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or the Fund; and in the event you and/or the Fund determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you and/or the Fund any commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

         4. Payment for purchases by our clients of Shares of the Fund made by wire order from us shall be made to you or for your account and received by you within five business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the Shares ordered by us back to the Fund, in which latter case we may be held responsible for any loss, including loss of profit, suffered by you and/or the Fund resulting from our failure to make the aforesaid payment. Where sales of the Fund's Shares are contingent upon the Fund's receipt of funds in payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from our clients.

         5. We agree to make Shares available to our clients only (a) at the net asset value, (b) from you, and (c) to cover orders already received from our clients. We shall not withhold placing with you orders received from our clients so as to profit ourselves as a result of such withholding; e.g., by a change in the net asset value from that used in determining the net asset value to our clients.

          6. Your obligations to us under this Agreement are subject to all the provisions of any agreements entered into between you and the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as agent for our clients, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees for representatives as your agent, partner or employee, or the agent or employee to the Fund.

          7. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty (30) days after the date of mailing such notice to you. However, our termination of this Agreement will not terminate our responsibilities under sections (iv) and (v) of Paragraph 9 hereunder. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the


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offering of Shares of the Fund, or in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause of violation by us of any of the provisions of this Agreement, including but not limited to our failure to maintain our federal or state investment adviser registration pursuant to paragraph 2 of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

         8. This Agreement shall become effective as of the date when it is executed and dated by you and shall be in substitution of any prior agreement between you and us covering Shares of the Fund. This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any successor firm or corporation which becomes a principal underwriter of the Fund.

         9. We agree that (i) each purchase order is on behalf of an investment advisory client, (ii) the relationship between us and the client was not formed solely for the purpose of purchasing Shares of the Fund at net asset value,
(iii) the Shares purchased pursuant to such purchase order will not be resold except by redemption, (iv) there is no charge relating to such purchase other than our normal service charge, and (v) we may disclose the name of the Fund to the client without your consent.

                                   (Name of investment adviser):

                                    ADDRESS:

                                    BY:
                                       (Name)

                                       (Title)

Accepted:

VAN LIEW SECURITIES INC.



BY:

Date:


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